                                     10.84

                               SPORTS CONNECTIONS
                                   AGREEMENT

                            ASSET PURCHASE AGREEMENT

                                     among

                          24 HOUR FITNESS INCORPORATED
                           a California corporation;

                     THE SPORTS CONNECTION HOLDING COMPANY,
                           a California corporation;

                                      and

                         THE SPORTS CLUB COMPANY, INC.,
                             a Delaware corporation

                          Dated as of October 31, 1996

                               TABLE OF CONTENTS

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                                                                                         PAGE
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SECTION 1. PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
        1.1    Assets to be Transferred . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
        1.2    Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
        1.3    Liabilities to be Assumed  . . . . . . . . . . . . . . . . . . . . . . . . . . 3
        1.4    Liabilities Not to be Assumed  . . . . . . . . . . . . . . . . . . . . . . . . 4
        1.5    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
        1.6    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
        1.7    Purchase Price Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        1.8    Sales Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        1.9    Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        1.10   Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        1.11   Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        1.12   Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SCC  . . . . . . . . . . . . . . 8
        2.1    Due Organization; No Subsidiaries; Etc.  . . . . . . . . . . . . . . . . . . . 8
        2.2    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        2.3    Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        2.4    Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        2.5    Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        2.6    Equipment, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        2.7    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        2.8    Proprietary Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        2.9    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        2.10   Compliance With Legal Requirements . . . . . . . . . . . . . . . . . . . . .  13
        2.11   Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . .  13
        2.12   Employee and Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . .  13
        2.13   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        2.14   Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  14
        2.15   Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        2.16   Authority; Binding Nature of Agreements  . . . . . . . . . . . . . . . . . .  15
        2.17   Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . .  15
        2.18   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        2.19   Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        2.20   WARN Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SCC  . . . . . . . . . . . . . . . . . . . . .  16

        3.1    Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        3.2    Authority; Binding Nature of Agreements  . . . . . . . . . . . . . . . . . .  17
        3.3    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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        3.4    Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . . . . . . . .  18

        4.1    Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        4.2    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        4.3    Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . . . . .  18
        4.4    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        4.5    Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 5. INDEMNIFICATION, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        5.1    Survival of Representations and Warranties . . . . . . . . . . . . . . . . .  19
        5.2    Indemnification by SCC and the Company . . . . . . . . . . . . . . . . . . .  19
        5.3    Indemnification by Purchaser . . . . . . . . . . . . . . . . . . . . . . . .  20
        5.4    Nonexclusivity of Indemnification Remedies . . . . . . . . . . . . . . . . .  21
        5.5    Limitations on Indemnification . . . . . . . . . . . . . . . . . . . . . . .  21
        5.6    Defense of Third Party Claims by SCC and the Company . . . . . . . . . . . .  22
        5.7    Defense of Third Party Claims by Purchaser . . . . . . . . . . . . . . . . .  23
        5.8    Exercise of Remedies by Indemnitees  . . . . . . . . . . . . . . . . . . . .  23

SECTION 6. COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

        6.1    Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
        6.2    Seller Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
        6.3    Refurbishment of the West Hollywood Club . . . . . . . . . . . . . . . . . .  24
        6.4    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 7. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        7.1    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        7.2    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        7.3    Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        7.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        7.5    Publicity; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .  26
        7.6    Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        7.7    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        7.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        7.9    Governing Law; Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        7.10   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        7.11   Remedies Cumulative; Specific Performance  . . . . . . . . . . . . . . . . .  28
        7.12   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
        7.13   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        7.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        7.15   Panics in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                               TABLE OF CONTENTS
                                  (CONTINUED)

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           PAGE
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       7.16    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       7.17    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       7.19    Survival Post-Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

EXHIBITS

Exhibit A:        Certain Definitions
Exhibit B:        Form of Assumption Agreement
Exhibit C:        Intentionally Omitted
Exhibit D:        Bill of Sale
Exhibit E:        Form of Noncompetition Agreement
Exhibit F-1:      Form of Opinion from Resch Polster Alpert & Berger LLP
Exhibit F-2:      Form of Opinion from Cooley Godward LLP
Exhibit G:        Intentionally Omitted

Exhibit H:        Reciprocity and Transition Agreement
Exhibit I:        Form of Memorandum of Lease
Exhibit J:        Form of Non-Disturbance Agreement
Exhibit K:        Form of Concession Agreement
Exhibit L:        Amendment to Santa Monica Lease
Exhibit M:        Amendment to West Hollywood Lease

SCHEDULES

Schedule 1.1(d)   Assumed Contracts
Schedule 1.1(h)   Permits, Licenses and Approvals
Disclosure Schedule

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of October 31, 1996, by and among 24 HOUR FITNESS, INC., a California corporation ("Purchaser"), THE SPORTS CONNECTION HOLDING COMPANY, a California corporation (the "Company"), and THE SPORTS CLUB COMPANY, INC., a Delaware corporation ("SCC"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITAL

         A.      SCC is the sole shareholder of the Company.

         B. SCC and the Company desire to sell to Purchaser, and Purchaser desires to purchase from the Company and SCC, (the "Acquisition") substantially all of the assets used or held for use in the operation of the Clubs.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, Purchaser, the Company and SCC, intending to be legally bound, agree as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS

         1.1 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company shall, and SCC shall cause Company to, sell, transfer, convey, assign, and deliver to Purchaser and Purchaser shall purchase and accept all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of the Company, other than the Excluded Assets (as hereinafter defined) (collectively the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:

                 (a) LEASED REAL PROPERTY. All of the real property leases of the Company, including the leases described on PART 2.7 of the Disclosure Schedule (the "Real Property Leases"), if any.

                 (b) PERSONAL PROPERTY LEASES. All leases of machinery, equipment, vehicles, furniture and other personal property leased by Company, if any, including all such leases (the "Personal Property Leases") described on
PART 2.6 of the Disclosure Schedule.





                                       1.

                 (c) MACHINERY AND EQUIPMENT. All machinery, equipment, vehicles, tools, supplies, spare parts, furniture and all other personal property not included in inventory (other than personal property leased pursuant to Personal Property Leases) owned, utilized or held for use by Company.

                 (d) CONTRACTS. Other than the Membership Agreements, all Contracts, contractual rights purchase orders and sales orders (the "Assumed Contracts") of the Company that are listed on SCHEDULE 1.1(d) and subject to
Section 1.3(b) expressly assumed by Purchaser.

                 (e) MEMBERSHIP AGREEMENTS. All of the Membership Agreements, including, rights to renewals, monthly membership fees subject to
Section 1.12(c), receivables and other rights related thereto.

                 (f) RECORDS AND FILES. All membership lists (in both written and machine readable format), records, files, invoices, customer lists, blueprints, specifications, designs, drawings, accounting records, business records, operating data and other data of Company.

                 (g) TELEPHONE NUMBERS. All local telephone numbers associated with the Clubs.

                 (h) LICENSES; PERMITS. All licenses, permits and approvals of the Company, which to SCC's and the Company's Knowledge are transferable, except those licenses, permits and approvals listed on SCHEDULE 1.11(h).

         1.2 EXCLUDED ASSETS. The provisions of Section 1.1 notwithstanding, SCC and the Company shall not sell, transfer, assign, convey or deliver to Purchaser, and Purchaser will not purchase or accept the following assets of Company (collectively the "Excluded Assets"):

                 (a) CONSIDERATION. The consideration delivered by Purchaser to Company pursuant to this Agreement.

                 (b) TAX CREDITS. Federal, state and local income and franchise tax credits and tax refund claims.

                 (c) CORPORATE FRANCHISE. The Company's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of the Company. Purchaser and its designated agents shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof

                 (d) TAX RECORDS. The Company's income and franchise tax returns and tax records.

                 (e) INVENTORY. All inventories of raw materials, work-in-process and finished goods (including all such in transit) of the Company, together with related packaging materials (collectively the "Inventory").





                                       2.

                 (f) CASH AND CASH EQUIVALENTS. All cash and cash equivalents, including the working capital reserves of each Club, set forth on the Sports Connection Financial Statements; all receivables due to the Company from any Affiliate thereof; and any claims that the Company may have against Bally's relating to any payments from Members received by Bally's prior to the Closing and not properly applied or otherwise accounted for by Bally's, which claims in any event will have no material adverse effect on Purchaser or the Purchased Assets.

                 (g)      BALLY'S AGREEMENTS.  The Bally's Agreements.

                 (h) PROPRIETARY ASSETS. Except for any Proprietary Rights of SCC and the Company to Membership Agreements, all the Company's right, title and interest in any Proprietary Assets.

                 (i)      SOUTH BAY LEASE.  The South Bay Lease.

         1.3 LIABILITIES TO BE ASSUMED. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and agree to perform and discharge to the extent indicated below the following, and only the following, specific debts, liabilities and obligations of the Company (collectively the "Assumed Liabilities"):

                 (a) MEMBERSHIP AGREEMENTS. The Company's obligation to honor and service the Membership Agreements, including all refunds thereunder, except the following refunds, the payment of which shall be the joint and several obligation of SCC and the Company and shall be paid by SCC directly:

                          (i)     refunds to Members in connection with
Membership Agreements, which are required by Legal Requirement (i.e. refunds requested within three (3) days of a Member entering into a Membership Agreement), minus such amounts apportioned to Purchaser pursuant to Section 1.12(c) relating to Membership Agreements for which refunds as contemplated by this subclause 1.3(a)(i); and

                          (ii)    refunds pursuant to the Santa Monica Order
resulting solely from the Acquisition minus such amounts that Purchaser either received credit for pursuant to Section 1.12(c) or collected for its own account subsequent to the Closing.

        Purchaser shall refer such requests for refunds described in subclause
(i) and (ii) to SCC as instructed by SCC.

                 (b) SPECIFIED CONTRACTUAL LIABILITIES. The Specified Contractual Liabilities.

                 (c) LIABILITIES UNDER LEASES, PERMITS AND LICENSES. The Company's obligations arising after the Closing Date under the Real Property Leases and any of the permits or licenses assigned to Purchaser at the Closing. Nothing contained in this Agreement or any Transactional Agreement shall be deemed to modify or affect the exclusion of obligations arising





                                       3.

an or prior to the Closing Date under any such Real Property Leases, permits or licenses assigned to Purchaser at Closing.

                 (d) VIOLATION OF LAW. Liabilities and obligations relating directly to the Purchased Assets for any violation of or failure to comply with any Legal Requirement or Order of which SCC or the Company has no Knowledge; provided, however (i) Purchaser shall not assume any such liabilities or obligations of which SCC or the Company had Knowledge at or prior to the Closing, (ii) Purchaser shall not assume any such liabilities or obligations relating to the Membership Agreements assumed as part of the Purchased Assets regardless of SCC's or the Company's Knowledge and (iii) Purchaser shall not assume any such liabilities or obligations (whether or not Purchaser has Knowledge thereof) that arise out of, result from or relate to the operations of the Clubs prior to the Closing, including, without limitation, liabilities and obligations arising out of, resulting from or related to employment discrimination charges, wrongful termination, or complaints or suits of sexual harassment.

         1.4 LIABILITIES NOT TO BE ASSUMED. Except as and to the extent specifically set forth in Section 1.3, notwithstanding anything to the contrary in any of the Transactional Agreements, Purchaser is not assuming any debts, liabilities, obligations or contracts of the Company and all such debts, liabilities, obligations and contracts shall be and remain the responsibility of the Company. Notwithstanding the provisions of Section 1.3 and without limiting the generality of the foregoing, Purchaser is not assuming and the Company shall not be deemed to have transferred to Purchaser the following debts, liabilities, obligations and contracts of Company:

                 (a) CERTAIN CONTRACTS. The obligations of the Company under and pursuant to the following contracts and leases:

                          (i)     The Bally's Agreements; and

                          (ii)    The Personal Property Leases.

                 (b) TAXES ARISING FROM TRANSACTION. Any United States, foreign, state or other taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Purchaser and the other transactions contemplated by this Agreement, including but not limited to any transfer, sales, use, gross receipts or documentary stamp taxes.

                 (c) INCOME AND FRANCHISE TAXES. Any liability or obligation of the Company or SCC for Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof).

                 (d) INSURED CLAIMS. Any liability of the Company insured against, to the extent such liability is or will be paid by an insurer.

                 (e) LITIGATION MATTERS. Any liability or obligation with respect to any suits, actions, claims or Proceedings, whether or not described on Part 2.15 of the Disclosure Schedule, arising out of, resulting from or related to the operation of the Clubs on or prior to Closing.





                                       4.

                 (f) INFRINGEMENTS. Any liability to a third party under the Company's Proprietary Assets.

                 (g) TRANSACTION EXPENSES. All liabilities, costs, obligations or expenses incurred by, or on behalf of, the Company in connection with this Agreement and the transactions contemplated herein.

                 (h) LIABILITY FOR BREACH. Liabilities and obligations of the Company or SCC for any breach or failure to perform any of the Company's covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other Contract, whether or not assumed hereunder or under the Transactional Agreements, including any breach arising from assignment of such contracts hereunder without consent of third parties.

                 (i) LIABILITIES TO AFFILIATES. Liabilities and obligations of the Company to its Affiliates.

                 (j) WEST HOLLYWOOD; ADA SUIT. The costs, liabilities and expenses required to refurbish the West Hollywood Club in respect of allegations of non-compliance with the Americans with Disabilities Act of 1990 and the rules and regulations promulgated thereunder incurred to the minimum extent necessary to settle or finally resolve the ADA Suit.

         1.5     PURCHASE PRICE.

                 (a) As consideration for the sale of Purchased Assets, at Closing Purchaser shall (i) pay to the Company a total of $4,859,373 (the "Purchase Price") in two installments as set forth in Sections (b) and (c) below, and (ii) assume the Assumed Liabilities by executing and delivering to SCC and the Company the Assumption Agreement (the "Assumption Agreement") in the form of Exhibit B and an assignment and assumption agreement with respect to each Real Property Lease (each an "Assignment of Lease") in form satisfactory to Purchaser in its sole discretion.

                 (b) The first installment of the Purchase Price shall be $4,809,375 payable in cash at Closing.

                 (c) The second installment of the Purchase Price shall be $50,000 payable in cash upon the earlier of commencement in a manner reasonably acceptable to Purchaser or satisfaction of the Company's and SCC's obligations under Section 6.3. Purchaser's obligation to make the payment contemplated by this Section 1.5(c) shall be subject to any right of setoff that Purchaser may be entitled to exercise (pursuant to Section 5 or otherwise).

         1.6     CLOSING.

                 (a) Consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Resch Polster Alpert & Berger LLP, Los Angeles, California on the Closing Date.





                                       5.

                 (b) Contemporaneously with the execution and delivery of this Agreement, four originally executed copies of the following items shall be provided at Closing:

                          (i)     SCC and Company will execute and deliver such
bills of sale, instruments of assignment, transfer, conveyance or endorsement, including, without limitation, the Bill of Sale in the form of Exhibit D, necessary or desirable to assign, convey, transfer and deliver to Purchaser good and valid title to the Purchased Assets free and clear of any encumbrances;

                          (ii)    SCC shall execute and deliver to Purchaser a
Noncompetition Agreement, (the "Noncompetition Agreement") in the form of Exhibit E;

                          (iii)   The Company and SCC shall cause Resch Polster
Alpert & Berger LLP to deliver to Purchaser an opinion letter dated as of the Closing Date in the form of Exhibit F-1;

                          (iv)    Purchaser shall cause Cooley Godward LLP to
deliver to SCC and the Company an opinion letter dated as of the Closing Date in the form of Exhibit F-2;

                          (v)     The Company and SCC shall cause to be
delivered to Purchaser a landlord's estoppel certificate and consent agreement executed by each of the landlords to the Real Property Leases in form and substance satisfactory to Purchaser in its sole discretion;

                          (vi)    Purchaser shall have received the consent of
Banque Nationale de Paris, in form and substance satisfactory to Purchaser in its sole discretion, to the consummation of the Transactions;

                          (vii)   Purchaser and Bally's shall execute and
deliver a Reciprocity and Transition Agreement dated as of the Closing Date (the "Reciprocity and Transition Agreement") in the form of Exhibit H;

                          (viii)  Purchaser and SCC shall execute and deliver a
concession agreement in respect of each of the Santa Monica and West Hollywood Clubs substantially in the form of Exhibit K;

                          (ix)    The Company shall have executed and delivered
an amendment to the Real Property Lease relating to the Santa Monica Club in a form acceptable to Purchaser in its sole discretion and attached hereto as Exhibit L;

                          (x)     The Company and SCC shall execute and deliver
all other documents, instruments or certificates as may be reasonably requested by Purchaser.

                          (xi)    The Company shall have executed and delivered
an amendment to the Real Property Lease relating to the West Hollywood Club in a form acceptable to Purchaser in its sole discretion and attached hereto as Exhibit M deleting Section 4.03 of such lease; and





                                       6.

         1.7 PURCHASE PRICE ALLOCATION. Subsequent to the Closing Date, Purchaser, the Company and SCC shall agree on an allocation of the Purchase Price and Company liabilities (which liabilities shall be treated as an additional amount paid by Purchaser to Seller) among the Purchased Assets (the "Allocation Statement"). The allocation set forth in the Allocation Statement will conform to the requirements of the Treasury Regulations under Section 1060 of the Code. The parties agree to report (on Form 8594 and otherwise) the allocation of the Purchase Price and Company liabilities in a manner consistent with the Allocation Statement. The allocation prescribed by the Allocation Statement shall be conclusive and binding upon each party for all purposes. No party shall file any Tax Return or other document with, or make any statement or declaration to, any governmental body if such document, statement or declaration is inconsistent with the allocation prescribed by the Allocation Statement.

         1.8 SALES TAXES. Subject to Section 7.2, the Company shall bear and pay any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees or expenses that are or may become payable in connection with the sale of the Purchased Assets to Purchaser or in connection with any of the Transactions (other than any such tax, charge, fee or expense payable in connection with the transactions contemplated by
Section 6.3, which shall be the sole obligation of, and be paid by, Purchaser).

         1.9     ACCOUNTING TREATMENT.   The parties intend that the
Acquisition will be treated as a purchase for accounting purposes.

         1.10 TAX CONSEQUENCES. For federal income tax purposes, the Acquisition is intended to constitute a taxable transaction.

         1.11 FURTHER ACTION. After the Closing Date, SCC and the Company shall execute and deliver such bills of sale, endorsements, assignments and other documents and take any further action as may be reasonably necessary to assign, convey, transfer and deliver to Purchaser good and valid title to the Purchased Assets free and clear of any Encumbrances.

         1.12    PRORATIONS.

                 (a) Except as otherwise set forth herein, at and as of the Closing Date, Purchaser and the Company shall proportionately allocate (i) real property taxes and assessments for each of the Clubs for the current fiscal year of the Company if and only to the extent that the Company shall be liable for real property taxes and assessments under the applicable Real Property Lease, (ii) rents and other payments, including, without limitation, CAM changes, under the Real Property Leases paid in advance for the month in which the Closing occurs, (iii) utility and sewer charges paid in advance for the month in which the Closing occurs and (iv) payments under the Assumed Contracts, other than the Real Property Leases, paid in advance for the month in which the Closing occurs. The Company shall maintain in place all deposits under the Real Property Leases and all utilities and other deposits for the benefit of the Purchaser, except for the security deposit for the Real Property Lease at the Santa Monica Club, which will be remitted to the Company. Neither the Company nor SCC shall be entitled to any credit to the Purchase Price or other benefit with respect to such deposits that remain in place. In the event the parties are unable to proportionately allocate such amounts and other operating expenses under this Section





                                       7.

1.12, whether paid in advance or payable subsequent to the Closing, the parties agree to pro rate such amounts as of the Closing Date. Any party owing funds to the other party shall remit such amounts as soon as practicable, but in any event within 30 days after demand therefor.

                 (b) At and as of the Closing Date, Purchaser and the Company shall proportionately allocate monthly dues paid one month in advance whether or not paid at the time of Closing that relate solely to the month in which the Closing shall occur. Notwithstanding anything contained herein to the contrary, there shall be no proportionate allocation of (i) any membership dues that have been paid more than one month in advance in the Ordinary Course of Business, (ii) gift certificates issued in the Ordinary Course of Business, or (iii) initiation fees paid and collected in the Ordinary Course of Business. Any membership dues collected by the Company from and after the Closing shall be held in trust for the account of Purchaser and shall be promptly remitted to Purchaser minus any prorated amounts owed to the Company for the month in which the Closing shall have, occurred as set forth in the preceding sentence. The Company shall together with the above amount provide Purchaser with an accounting of such membership dues in reasonable detail satisfactory to Purchaser. Any membership dues collected by Purchaser from and after the Closing that are owed to the Company shall be held in trust for the account of the Company and shall be promptly remitted to the Company minus any prorated amounts owed to Purchaser for the month in which the Closing shall have occurred. Purchaser shall together with the above amount provide the Company with an account of such Membership dues in reasonable detail satisfactory to the Company.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SCC

         The Company and SCC jointly and severally represent and warrant, to and for the benefit of the Purchaser Indemnitees, as follows:

         2.1     DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority:

                          (i)     to conduct its business in the manner in which
its business is currently being conducted;

                          (ii)    to own and use its assets in the manner in
which its assets are currently owned and used; and

                          (iii)   to perform its obligations under all Sports
Connection Contracts.

                 (b) Except as set forth on PART 2.1 of the Disclosure Schedule, the Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.





                                       8.

         2.2     FINANCIAL STATEMENTS.

                 (a) The Company has delivered, or caused to be delivered, to Purchaser the following financial statements for each of the Clubs on a club by club basis:

                          (i)     the unaudited balance sheet of the Company's
cafe operations and investments in the Clubs' fixed assets at December 31, 1995 (the "Fiscal 1995 Balance Sheet"), and the related unaudited statements of operation for the year ended December 31, 1995;

                          (ii)    the unaudited balance sheet of the Company's
cafe operations and investments in the Club's fixed assets at January 31, 1996, February 29, 1996, March 31, April 30, 1996, May 31, 1996, June 30, 1996 and
July 31, 1996 and the related unaudited statements of operations for the one, two, three, four, five and six and seven-month periods, respectively, ended on such dates (the items referred to in Sections 2.2(a)(i) and (ii) being collectively referred to as the "Sports Connection Financial Statements"); and

                          (iii)   the unaudited statement of operations for the
Clubs prepared by Bally's for the ten-month period ended December 31, 1995 (the "Clubs Operating Statement").

                 (b) All of the Sports Connection Financial Statements are accurate and complete in all material respects, and the dollar amount of each line item included in the Sports Connection Financial Statements is accurate in all material respects. The Sports Connection Financial Statements present fairly the financial position of the Company's cafe operations and investments in the Clubs' fixed assets as of the respective dates thereof and the results of operations for the periods covered thereby. The Sports Connection Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

         2.3     ABSENCE OF CHANGES.

                 (a) Except as set forth in PART 2.3 of the Disclosure Schedule, since December 31, 1995:

                          (i)     there has not been any loss, damage or
destruction to, or any interruption in the use of, any of the Company's material assets (whether or not covered by insurance);

                          (ii)    since March 13, 1996. the Company has not
effected or been a party to any Acquisition Transaction;

                          (iii)   the Company has not purchased or otherwise
acquired any asset from any other Person, except for equipment, supplies and other items acquired by the Company in the Ordinary Course of Business;





                                       9.

                          (iv)    the Company has not sold or otherwise
transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business,

                          (v)     the Company has not pledged or hypothecated
any of its assets, including, without limitation, its Membership Agreements, or otherwise permitted any of such assets to become subject to any Encumbrance;

                          (vi)    none of the Purchased Assets has become bound
by any Contract that is not an Excluded Contract;

                          (vii)   no Contract by which the Company or any of
the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated other than in the Ordinary Course of Business;

                          (viii)  except to the Transactions, the Company has
not entered into any transaction or taken any other action outside the Ordinary Course of Business, including without limitation, any sales of prepaid new or promotional Membership Agreements or prepaid renewals or any existing Membership Agreements other than in the Ordinary Course of Business; and

                          (ix)    the Company has not agreed, committed or
offered (in writing or otherwise), to take any of the actions referred to in clauses "(ii)" through "(viii)" above.

         (b) Except as set forth in PART 2.3 of the Disclosure Schedule, since December 31, 1995, there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or net income.

         2.4     TITLE TO ASSETS.

                 (a) The Company owns, and has good and valid title to, all of the Purchased Assets, including, without limitation, the Membership Agreements, free and clear of any Encumbrances.

                 (b) PART 2.4 of the Disclosure Schedule identifies all material assets that are being leased or licensed to the Company, other than the Real Property Leases, which are set forth in PART 2.7 of the Disclosure Schedule.

         2.5     MEMBERS.

                 (a) Attached as PART 2.5 of the Disclosure Schedule is the form of Membership Agreement used by each of the Clubs to govern the membership of each Member. True and complete copies of such Membership Agreements arc maintained by Bally's.

                 (b) Prior to the Closing Date, Purchaser shall have been provided, in a form acceptable to Purchaser in its sole discretion, on a Club-by-Club basis and as of a recent date, (i) the name of the Members, (ii) monthly Club fee, (iii) the amount of prepaid Club fees, if any, (iv) the number of months of service covered by each such prepayments, (v) the number of





                                      10.

renewable Memberships and the terms thereof, and (vi) the Memberships issued on a promotional, non-fee basis (the "Facilities Schedule").

                 (c) Prior to the Closing Date, Purchaser shall have been provided, in a form acceptable to Purchaser in its sole discretion, a breakdown of the number of Members and aggregate monthly Membership fees at each Club operated by or on behalf of the Company in the State of California for all months after December 31, 1994.

                 (d) The terms and provisions of each Membership Agreement comply with the provisions of California Civil Code Sections 1812.80 through 1812.95. Neither the Company nor SCC is required to notify at or prior to Closing any Member of the Santa Monica Club of any right arising out of the Transactions to a refund in compliance with that certain Order of the City of Santa Monica.

                 (e) Initiation fees and prepaid monthly Club fees obtained by or on behalf of the Company from any Members are not refundable except pursuant to the terms of the Membership Agreements and the Santa Monica Order.

         2.6 EQUIPMENT, ETC. PART 2.6 of the Disclosure Schedule identifies for each Club on a club-by-club basis substantially all equipment used or held for use by the Company all of which is owned by the Company and will be transferred as part of the Purchased Assets at Closing.

         2.7 REAL PROPERTY. The Company does not own any real property or any interest in real property, except for the South Bay Lease and the leaseholds created under the real property leases identified in PART 2.7 of the Disclosure Schedule and true and complete copies of which are attached thereto. PART 2.7 of the Disclosure Schedule provides an accurate and complete description of the annual rental rate of each such lease, the termination date thereof, extension periods and any material use, hour or radius restrictions. The Company enjoys peaceful and undisturbed possession of such premises, which are supplied with utilities and other reasonable services necessary for the operation thereof. PART 2.7 of the Disclosure Schedule indicates in each case whether the consent of a third party, including the lessor, is required for the assignment and transfer of all of the right, title interest of the Company, in and to such lease upon the consummation of the Transactions. Except as disclosed in PART 2.7 of the Disclosure Schedule, (a) all such leases are legally valid and binding and are in full force and effect; (b) there have not been and there currently are not any material defaults thereunder by the Company or by any other party thereto; (c) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord or any third party to terminate the lease; (d) the real property and all improvements thereto which are the subject of such leases are in conformity with all applicable ordinances, regulations and building, zoning and other applicable law. There has been no substantial damage to any portion of such property caused by fire or other casualty which has not been repaired to restored. Neither SCC nor the Company has received written notice of any Proceeding by any Governmental Body to modify or amend the zoning statutes, ordinances, regulations or laws applicable to any such leased facilities, which would materially impair the use of such leased





                                      11.

facilities as currently being used or materially detract from the value thereof Neither SCC nor the Company has received written notice of any Proceeding commenced by any private person which would materially impair the use of such leased facilities as currently being used or materially detract from the value thereof. The conditions use permit relating to the West Hollywood Club has not been revoked, modified or amended and is in full force and effect subject to terms thereof and said permit runs with land.

         2.8     PROPRIETARY ASSETS.

                 (a) Except as set forth in Part 2.8 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used in connection with the Company's business.

                 (b) Except as set forth in Part 2.8 of the Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person.

         2.9     CONTRACTS.

                 (a) Part 2.9 of the Disclosure Schedule identifies and provides an accurate and complete description of each Sports Connection Contract, except for any Excluded Contract, Membership Agreement and Bally's Agreement. None of the Bally's Agreements nor any provision thereof (nor any Liability resulting therefrom, related thereto or arising thereunder) shall survive after the Closing, except such agreements, provisions or Liabilities that will not adversely affect Purchaser or the Purchased Assets. The Company has delivered to Purchaser accurate and complete copies of all Sports Connection Contracts identified in Part 2.9 of the Disclosure Schedule, including all amendments thereto.

                 (b)      Each Sports Connection Contract identified in Part
2.9 of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability or equitable relief, including specific performance.

                 (c) Except as set forth in Part 2.9 of the Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise) regarding any actual or alleged violation or breach of, or default under, any Sports Connection Contract, except for Excluded Contracts and Bally's Agreements.

                 (d) Except as set forth in Part 2.9 of the Disclosure Schedule, the Company has not guaranteed or otherwise agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person.





                                      12.

                 (e) The Contracts identified in Part 2.9 of the Disclosure Schedule, the Membership Agreements, the Bally's Agreements and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         2.10    COMPLIANCE WITH LEGAL REQUIREMENTS.

                 (a) Except as set forth in Part 2.10 of the Disclosure Schedule, the Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

                 (b) The Company has delivered to Purchaser an accurate and complete copy of each report or study in the Company's possession that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any Legal Requirement.

         2.11 GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Part 2.11 of the Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.12    EMPLOYEE AND LABOR MATTERS.

                 (a) The Company has no employees of its own and has not had, in the past seven years, any employees subject to collective-bargaining agreements. The Company has no obligations or potential obligations with respect to any former employees, if any. Attached to Part 2.12 of the Disclosure Schedule is, to the Company's and SCC's Knowledge, a current payroll report for the employees employed by Bally's and independent contractors utilized by Bally's to operate the Clubs, including what is, to the Company's and SCC's Knowledge, a complete and accurate list identifying all such employees and independent contractors as such and setting forth their current salaries or rates.

                 (b) Except as set forth in Part 2.12 of the Disclosure Schedule, the employment of each of the Bally's employees described in Part
2.12 of the Disclosure Schedule is terminable by Bally's at will.

         2.13    ENVIRONMENTAL MATTERS.

                 (a) During the period that the Company has owned or leased its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Material on, from or under such properties or facilities that may directly or indirectly give rise to, or result in the Company becoming subject to any Liability. Neither the Company





                                      13.

nor SCC has any Knowledge of any presence, disposals, releases or threatened releases of Hazardous Material on, from or under any such properties or facilities that may have occurred prior to the Company having taken possession of any of such properties or facilities or after the Company no longer had possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by CERCLA.

                 (b) The Company has not used, handled, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Material.

                 (c) There has been no Proceeding brought or threatened in writing against the Company by, or any settlement reached by the Company with, any party or parties alleging that the Company is liable for the presence, disposal, release or threatened release of any Hazardous Material on from or under any of such properties or facilities or for a violation or alleged violation of any Environmental Law.

                 (d) The Company is and at all times was in compliance with all applicable Environmental Laws and has used and is in compliance with all Licenses, permits and authorizations required by the applicable Environmental Laws.

                 (e) There are no active or inactive underground storage tanks located on the properties currently owned or leased by the Company.

                 (f) The Company has provided Purchaser all environmental investigations, inspections, studies, audits, tests, reviews or other written analysis prepared by the Company or any third party in the Company's possession and conducted in relation to any property or facility now or previously owned or leased by the Company.

         2.14 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.14 of the Disclosure Schedule, no Related Party has any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company.

         2.15    PROCEEDINGS; ORDERS.

                 (a) Except as set forth in Part 2.15 of the Disclosure Schedule, there is no pending Proceeding, and the Company has not received any notice or other communication (in writing or otherwise) to commence any
Proceeding:

                          (i)     that involves the Company or that otherwise
relates to or might affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto) and that (A) is not covered by insurance and (B) would materially adversely affect the Company if such Proceeding were to be finally determined in a manner adverse to the Company; or





                                      14.

                          (ii)    that challenges, or that could be reasonably
likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

Except as set forth in PART 2.15 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         (b) Except as set forth in PART 2.15 of the Disclosure Schedule, there is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

         2.16 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is a party; and the execution, delivery and performance by the Company of this Agreement and the other Transactional Agreements have been duly authorized by all necessary action on the part of the Company and its stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. SCC, the sole shareholder of the Company, has approved, adopted and authorized this Agreement.

         2.17 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.17 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, not the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                 (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

                 (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

                 (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;





                                      15.

                 (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of, or give any Person the right to declare a default under, any Assumed Contract;

                 (e) give any Person the right to (i) declare a default or exercise any remedy under any Assumed Contract, (ii) accelerate the maturity or performance of any Assumed Contract, or (iii) cancel, terminate or modify any Assumed Contract; or

                 (f) result in the imposition or creation of any Encumbrance upon or with respect to any Purchased Asset owned or used by the Company.

Except as set forth in PART 2.17 of the Disclosure Schedule, the Company was not, is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.18 BROKERS. The Company has not agreed or become obligated to pay, nor has it taken any action that might result in any Person claiming, through the Company, to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.19 LIABILITIES. Except as set forth in PART 2.19 Disclosure Schedule, the Company has no Liabilities other than such Liabilities as are (i) stated or described in the Fiscal 1995 Balance Sheet, (ii) incurred in the Ordinary Course of Business since the date of the Fiscal 1995 Balance Sheet or
(iii) incurred in connection with the Transactions contemplated hereunder.

         2.20 WARN ACT. Except as set forth in PART 2.20 of the Disclosure Schedule, neither SCC, Bally's or the Company has taken or failed to take any action, which may result in any violation of the Worker's Adjustment and Restraining Notification Act, P.L. 100-379, 102 State. 890 (the "WARN Act") with respect to the operations of the Clubs or which would subject Purchaser to any disclosure or announcement obligations under the WARN Act.

Notwithstanding anything contained herein to the contrary, except for the representations and warranties made in Sections 2.4, 2.16 and 2.18, all of the representations and warranties made in this Section 2 are hereby made to the Knowledge of the Company and SCC.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SCC

         SCC represents and warrants, to and for the benefit of the Purchaser Indemnitees, as follows:

         3.1. DUE ORGANIZATION. SCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority:

                          (i)     to conduct its business in the manner in
which its business is currently being conducted; and


                                      16.

                          (ii)    to own and use its assets in the manner in
which its assets are currently owned and used.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. SCC has the absolute and unrestricted right, power and capacity to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party. This Agreement constitutes the legal, valid and binding obligation of SCC, enforceable against SCC in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of SCC if a party thereto, and will be enforceable against SCC in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3.3 BROKERS. SCC has not agreed or become obligated to pay, nor has it taken any action that might result in any Person claiming, through SCC, to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.4 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 3.4 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                 (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of SCC's certificate of incorporation or bylaws, or
(ii) any resolution adopted by SCC's stockholders, SCC's board of directors or any committee of SCC's board of directors;

                 (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which SCC, or any of the assets owned or used by SCC, is subject; or

                 (c) give any Person the right to (i) declare a default or exercise any remedy under any Assumed Contract, (ii) accelerate the maturity or performance of any Assumed Contract, or (iii) cancel, terminate or modify any Assumed Contract.

Except as set forth in PART 3.4 of the Disclosure Schedule, SCC was not, is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

Notwithstanding anything contained herein to the contrary, except for the representations and warranties made in Sections 3.1, 3.2 and 3.3, all of the representations and warranties made in this Section 3 are hereby made to the Knowledge of SCC.





                                      17.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants, to and for the benefit of the Seller Indemnitees, as follows:

         4.1 DUE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority:

                 (a) to conduct its business in the manner in which its business is currently being conducted; and

                 (b) to own and use its assets in the manner in which its assets are currently owned and used.

         4.2     FINANCIAL STATEMENTS.

         (a) Purchaser has delivered, or caused to be delivered, to SCC Purchaser's audited balance sheet at December 31, 1995, and its related audited statements of operations, changes in stockholder's equity and cash flows for the twelve months ended December 31, 1995.

         (b) To Purchaser's Knowledge, the Purchaser Financial Statements are accurate and complete in all material respects, and the dollar amount of each line item included in such financial statements is accurate in all material respects. To Purchaser's Knowledge, the Purchaser Financial Statements present fairly the financial position of Purchaser as of the dates thereof and the results of operations, changes in stockholder's equity and cash flows of Purchaser for the periods covered thereby. To the Knowledge of Purchaser, the Purchaser Financial Statements have been prepared in accordance with GAAP throughout the periods covered.

         4.3     AUTHORITY; BINDING NATURE OF AGREEMENT.

                 (a) Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement and the other Transactional Agreements to which it is a party;

                 (b) The execution, delivery and performance of this Agreement and the other Transactional Agreements by Purchaser has been duly authorized by all necessary action on the part of Purchaser and its board of directors; and

                 (c) Each of this Agreement and the other Transactional Agreements constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4.4 BROKERS. Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming, through Purchaser, to be entitled to receive,





                                      18.

any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         4.5 NON-CONTRAVENTION; CONSENTS. To Purchaser's Knowledge, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of Purchaser's certificate of incorporation or bylaws, or (ii) any resolution adopted by Purchaser's stockholders, Purchaser's board of directors or any committee of Purchaser's board of directors.

SECTION 5. INDEMNIFICATION, ETC.

         5.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) The representations and warranties made by the parties hereto in this Agreement shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, (i) the representations and warranties contained in Sections 2.1, 2.16, 3.1, 3.2, 4.1 and 4.3 shall survive the Closing and shall not terminate, and (ii) the representations and warranties contained in Sections 2.4, 2.7, 3.3 and 4.4 shall survive until 90 days after the expiration of the applicable statute of limitations, provided further, that if, at any time prior to the first anniversary of the Closing Date or other applicable time period, any Indemnitees (acting in good faith) delivers a written notice alleging the existence of a Breach of any of such representations and warranties and asserting a claim for recovery under Section 5 based on such alleged Breach, then the claim asserted in such notice shall survive the first anniversary of the Closing or such other applicable time period until such time as such claim is fully and finally resolved.

         (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty in this Agreement made by the party by whom such schedule was delivered.

         5.2 INDEMNIFICATION BY SCC AND THE COMPANY. SCC and the Company, jointly and severally, shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise from, or as a result of, or are connected with:

                 (a) any Breach of any representation or warranty made by the Company or SCC in this Agreement or any of the Transactional Agreements, except such Breaches as to which Purchaser had Knowledge at Closing;

                 (b) any Breach of any covenant or obligation of the Company or SCC;

                 (c) any Liability that arises from or relates to any Sports Connection Transaction Costs;





                                      19.

                 (d) any matter identified or referred to in Part 2.15 of the Disclosure Schedule;

                 (e) any Liability to which any of the Purchaser Indemnitees may become subject and that arises from or relates to (A) any the Excluded Assets or (B) any Liability of the Company not specifically assumed by Purchaser pursuant to this Agreement; or

                 (f) subsequent to the Closing, any Liability that arises from or relates to both (i) any non-compliance of the West Hollywood Club with the Americans with Disabilities Act and any and all regulations, rules, building codes promulgated thereunder and (ii) a claim or Proceeding instituted by a third party (which shall include, without limitation, the landlord of the West Hollywood Club, its lender, its insurance company, Purchaser's lender and Purchaser's insurance company so long as such claim or Proceeding is not initiated or solicited by Purchaser);

                (g) any Proceeding commenced relating to any Breach, Liability or matter of the type referred to in clause "(a)", "(b)", "(c)", "(d)", "(e)" or "(f)", above.

         5.3 INDEMNIFICATION BY PURCHASER. Purchaser shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages that are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from, or as a result of, or are connected with:

                 (a) any Breach of any representation or warranty made by Purchaser in this Agreement or any of the Transactional Agreements, except such Breaches as to which SCC or the Company had Knowledge at Closing;

                 (b) any Breach of any covenant or obligation of Purchaser in this Agreement or any of the Transactional Agreements;

                 (c) except for any Liability as to which SCC or the Company had Knowledge at Closing to which neither SCC nor the Company shall have any right to indemnification, any Liability to which any of the Seller Indemnitees may become subject and that arises from or relates to (i) the Purchased Assets subsequent to Closing, (ii) any Assumed Liability, or (iii) the operation of any of the Clubs subsequent to Closing; provided, that such Liability arises solely out of the operations of the Clubs by Purchaser and does not arise from or relate, directly or indirectly, to any Liability occurring or existing on or prior to Closing; or

                 (d) any Proceeding commenced relating to any Breach, Liability or matter of the type referred to in clause "(a)", "(b)" or "(c)" above.

         5.4 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 5 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 5 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver

                                      20.

of, any other right or remedy that such Person may be entitled to exercise. In addition to any rights of setoff or other right or remedy that any of the Indemnitees may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise) each Indemnitee shall have the right to withhold and deduct any sum that may be owed to such Indemnitee under this
Section 5 from any amount otherwise payable by such Indemnitee to the indemnifying party.

         5.5     LIMITATIONS ON INDEMNIFICATION.

                 (a) The Company and SCC shall not be required to make any indemnification payment pursuant to Section 5.2 for any Breach of any of their representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds $50,000 in the aggregate, at which time such Indemnitees shall be entitled to be indemnified against only the amount of such Damages in excess of $50,000.

                 (b) Purchaser shall not be required to make any indemnification payment pursuant to Section 5.3 for any Breach of any of its representations and warranties until such time as the total amount of all) Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Seller Indemnitees, or to which any one or more of the Seller Indemnitees has or have otherwise become subject, exceeds $50,000 in the aggregate, at which time such Indemnitees shall be entitled to be indemnified against only the amount of such Damages in excess of $50,000.

                 (c) The obligations of the parties hereto to indemnify and hold harmless a Person, pursuant to Section 5.2(a)(i) and 5.3(a) above, shall terminate when the applicable representation and warranty terminates pursuant to Section 5.1(a) above; provided however, such obligation to indemnify and hold harmless shall not terminate with respect to any matter about which an Indemnitee shall have, before the expiration of the applicable time period, delivered written notice alleging the existence of a Breach of any of such representations and warranties and asserting a claim for recovery under
Section 5.

                 (d) The obligations of the Company and SCC to indemnify and hold harmless any Purchaser Indemnitee pursuant to Section 5.2(f)(i) shall be limited to the minimum extent required to satisfy and discharge, in full, any such claim or Proceeding contemplated by Section 5.2(f) up to fifty percent (50%) of the first Two Hundred Thousand Dollars ($200,000) of Damages and (ii) shall terminate one year after the Closing; provided, however, such obligations shall not terminate with respect to any matter contemplated by Section 5.2(f) about which an Indemnitee shall have, before the expiration of such one-year period, delivered written notice of such Liability asserting a claim for recovery under Section 5.2(f).





                                      21.

         5.6     DEFENSE OF THIRD PARTY CLAIMS BY SCC AND THE COMPANY.

                 (e) In the event of the assertion or commencement by any Person of any claim or Proceeding with respect to which the Company or SCC may become obligated to indemnify, hold harmless, compensate or reimburse any Purchaser Indemnitee pursuant to this Section 5, Purchaser shall promptly notify SCC or the Company of the assertion or commencement of such claim or Proceeding; provided, however, that the failure to notify SCC or the Company of the assertion or commencement of such claim or Proceeding shall not limit or otherwise affect any liability or obligation that the Company and SCC may have to any Purchaser Indemnitee, except to the extent such indemnified party shall have been materially prejudiced by such failure. Neither SCC nor the Company shall have the right to assume the defense of such claim or Proceeding unless otherwise agreed upon by SCC, the Company and Purchaser at the time. The parties shall cooperate with each other in the defense of such claim or Proceeding.

                 (b) In the event the parties agree to allow SCC to assume the defense of a Proceeding, then:

                          (i)     it will be deemed conclusively established
for purposes of this Agreement that all claims made in such claim or Proceeding are within the scope of and are subject to the indemnification provisions set forth in Section 5.2, and neither the Company nor SCC shall be permitted to contest the applicability of Section 5.2 to such claim or Proceeding or to contest SCC's and the Company's obligation to provide indemnification with respect thereto;

                          (ii)    Purchaser shall make available to SCC any
non-privileged documents and materials in the possession of Purchaser that may be necessary to the defense of such claim or Proceeding;

                          (iii)   SCC shall keep Purchaser informed of all
material developments and events relating to such claim or Proceeding; Purchaser shall have the right to participate (at its own expense) in the defense of such claim or Proceeding;

                          (iv)    SCC shall not settle, adjust or compromise
such claim or Proceeding unless (A) such settlement, adjustment or compromise involves no finding or admission of any violation or breach by any Purchaser Indemnitee of any right of any other Person or of any Legal Requirement, (B) the sole relief provided in connection with such settlement, adjustment or compromise is monetary damages that are paid in full by SCC or noncash items, which do not affect any of the Purchaser Indemnitees or the Purchased Assets and (C) such settlement, adjustment or compromise contains a release of the Purchaser Indemnitees from the subject matter of such claim or Proceeding.

                          (v)     Purchaser shall use commercially reasonable
efforts to cooperate with SCC, in a timely manner, in the defense of such claim or Proceeding.





                                      22.

         5.7     DEFENSE OF THIRD PARTY CLAIMS BY PURCHASER.

                 (a) In the event of the assertion or commencement by any Person of any claim or Proceeding with respect to which Purchaser may become obligated to indemnify, hold harmless compensate or reimburse any Seller Indemnitee pursuant to this Section 5, SCC shall promptly notify Purchaser of the assertion or commencement of such claim or Proceeding; provide, however, that the failure to notify Purchaser after commencement of such claim or Proceeding shall not limit or otherwise affect any liability or obligation that Purchaser may have to any Seller Indemnitee, except to the extent such indemnified party shall have been materially prejudiced by such failure. Purchaser shall not have the right to assume the defense of such claim or Proceeding unless otherwise agreed upon by SCC, the Company and Purchaser at the time. The parties shall cooperate with each other in the defense of such claim or Proceeding.

                 (b) In the event the parties agree to allow Purchaser to assume the defense of a Proceeding, then:

                          (i)     it will be deemed conclusively established
for purposes of this Agreement that all claims made in such claim or Proceeding are within the scope of and are subject to the indemnification provisions set forth in Section 5.3, and Purchaser shall not be permitted to contest the applicability of Section 5.3 to such claim or Proceeding or to contest Purchaser's obligation to provide indemnification with respect thereto;

                          (ii)    SCC shall make available to Purchaser any
non-privileged documents and materials in the possession of SCC or the Company that may be necessary to the defense of such claim or Proceeding;

                          (iii)   Purchaser shall keep SCC informed of all
material developments and events relating to such claim or Proceeding; SCC shall have the right to participate (at its own expense) in the defense of such claim or Proceeding;

                          (iv)    Purchaser shall not settle, adjust or
compromise such claim or Proceeding unless (A) such settlement, adjustment or compromise involves no finding or admission of any violation or breach by any Seller Indemnitee of any right of any other Person or of any Legal Requirement,
(B) the sole relief provided in connection with such settlement, adjustment or compromise is monetary damages that are paid in full by Purchaser or non-cash items, which do not affect any of the Seller Indemnitees and (C) such settlement, adjustment or compromise contains a full and absolute discharge and release of the Seller Indemnitees.

                          (v)     SCC and the Company shall use commercially
reasonably efforts to cooperate with Purchaser, in a timely manner, in the defense of such claim or Proceeding.

                 5.8 EXERCISE OF REMEDIES BY INDEMNITIES. Notwithstanding anything herein to the contrary, no Indemnitee (other than Purchaser or any successor thereto or assign thereof for the Purchaser Indemnitees or SCC or any successor thereto or assign thereof for the Seller Indemnitees) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement.





                                      23.

SECTION 6.  COVENANTS

         6.1 AUDIT. The Company and SCC agree subsequent to the Closing to cooperate with Purchaser to allow its accountants to complete an audit of the Sports Connection Financial Statements and the business and operations of the Company for up to the three most recent prior fiscal years (prior to, at or after the Closing) as reasonably requested by Purchaser to the extent SCC or the Company has such information or has the right to obtain such information from Bally's. To the extent such right is assignable, SCC and the Company hereby assign such right to Purchaser.

         6.2 SELLER COOPERATION. The Company and SCC shall use commercially reasonable efforts to cooperate with Purchaser prior to, on or subsequent to the Closing to perform the following:

                 (a) assist Purchaser in recording Memoranda of Lease in the form of Exhibit I for each of the Real Property Leases;

                 (b) assist Purchaser in receiving commitments from Stewart Title of California (in form reasonably acceptable to Purchaser) to issue ALTA Leasehold Policies of Tide Insurance (Form 1992), insuring Purchaser as the holder of a leasehold interest in each of the Peal Property Laws; and

                 (c) assist Purchaser in obtaining Non-Disturbance Agreements in the form of Exhibit J from each and every lender holding a security interest in the real property underlying any of the Real Property Leases.

         6.3 REFURBISHMENT OF THE WEST HOLLYWOOD CLUB. The Company and SCC, jointly and severally, agree to refurbish, at their sole expense, the West Hollywood Club to the minimum extent required in the settlement or final adjudication of the ADA Suit. The Company and SCC shall use commercially reasonable efforts to complete the aforementioned refurbishment as soon as practicable with the least amount of disruption to the operations of the West Hollywood Club, including, without limitation, selection of a reputable, licensed and insured general contractor reasonably satisfactory to Purchaser to perform such refurbishments. Purchaser agrees to use commercially reasonable efforts to cooperate with the Company and SCC to complete such refurbishment.

         6.4 ACCESS. For a period of 30 days after the Closing Date, Purchaser agrees to permit Bally's and certain concessionaires operating at the Clubs at the time of Closing reasonable access to the Clubs for the purpose of winding up their respective operations and removing such Persons' rightful equipment and other property. Such winddown operations shall be conducted at such times and in such manner consistent with the Ordinary Course of Business and such removals shall be made at such times and in such manner reasonably acceptable to Purchaser. Purchaser shall have no liability to the Company, SCC or any Person with respect to its covenants under this Section 6.4. Further, Purchaser shall have no liability and be under no obligation to maintain or safeguard such equipment and other property. Nothing continued in this Section
6.4 shall entitle the Company or SCC to any indemnification rights under
Section 5





                                      24.

hereof. The Company and, SCC shall have no liability to Purchaser for Purchaser's agreement to provide access for such winddown operations and the removal of such property and equipment during such 30-day period.

SECTION 7. MISCELLANEOUS PROVISIONS

         7.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall. take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         7.2     FEES AND EXPENSES.

         (a) Subject to the provisions of Section 5 (including the indemnification and other obligations of Purchaser thereunder) SCC shall bear and pay all its own Transaction Costs and all Transaction Costs (including all legal fees and expenses payable to Resch Polster Alpert & Berger LLP) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of, the Company (the "Sports Connection Transaction Costs").

         (b) Subject to the provisions of Section 5 (including the indemnification and other obligations of SCC thereunder), Purchaser shall bear and pay all Transaction Costs (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that we in the future incurred by, or on behalf of or for the benefit of, Purchaser (the "Purchaser Transaction Costs").

         7.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' and expert witness fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier with proof of transmission and receipt) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

         if to the Company or SCC:
                 The Sports Club Company, Inc.
                 11100 Santa Monica Boulevard
                 Suite 300
                 West Los Angeles, California 90025
                 Attention: D. Michael Talla
                 Telecopier: (310) 479-4350





                                      25.

         with a copy (not constituting notice) to:

                 Resch Polster Alpert & Berger LLP
                 10390 Santa Monica Boulevard
                 Fourth Floor
                 Los Angeles, California 90025-5058
                 Attention: Ronald M. Resch, Esq.
                 Telecopier: (310) 552-3209

         if to Purchaser:

                 24 Hour Fitness, Inc.
                 6668 Owens Drive
                 Pleasanton, CA 94588
                 Attention: Gil Freeeman
                 Telecopier: (510) 416-7398

         with a copy (not constituting notice) to:

                 Cooley Godward LLP
                 3000 Sand Hill Road
                 Building 3, Suite 230
                 Menlo Park, California 94025-7116
                 Attention: Craig E. Dauchy, Esq.
                 Telecopier: (415) 854-2691

If notice is sent by telecopier, a copy of such notice shall be concurrently sent by one of the other means set forth in this section. Failure to do so will not affect the validity and due delivery of such notice.

         7.5     PUBLICITY; CONFIDENTIALITY.  AT ALL TIMES AFTER THE CLOSING
DATE:

                 (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of the parties hereto unless mutually agreed upon by the parties in advance. Each of the parties shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential except to the extent such information is publicly available, lawfully obtained from independent sources or as may be required by any Legal Requirement.

                 (b) SCC shall keep strictly confidential, and shall not use or disclose to any other Person, any document or other information in SCC's possession that relates, directly or indirectly to the business of the Company, Purchaser or any affiliate of Purchaser, except to the extent such information is publicly available, lawfully obtained from independent sources or as may be required by any Legal Requirement.





                                      26.

         (c) Purchaser shall keep strictly confidential, and shall not use or disclose to any other Person, any document or other information in Purchaser's possession that relates directly or indirectly to the business of SCC or any affiliate of SCC, except to the extent such information is publicly available, lawfully obtained from independent sources or as may be required by any Legal Requirement.

         7.6 TIME OF THE ESSENCE. In connection with consummation of the Acquisition and the Transactions, the parties agree that time is of the essence.

         7.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

7.9      GOVERNING LAW; VENUE.

                 (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                 (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Los Angeles, California. Each party to this Agreement:

                          (i)     expressly and irrevocably consents and
submits to the jurisdiction of each state and federal court located in the County of Los Angeles, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                          (ii)    agrees that each state and federal court
located in the County of Los Angeles, California shall be deemed to be a convenient forum; and

                          (iii)   agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that venue of such claim or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                 (c) SCC agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against SCC in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or





                                      27.

indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

        7.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); SCC and its successors and assigns (if any), and Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; SCC; Purchaser; and the respective successors and assigns (if any) of the foregoing. Purchaser may only assign all of its rights under this Agreement (including its indemnification rights under Section 5, and not any part thereof, and then only if (a) the proposed assignee is an Entity controlled by, controlling or under common control with Purchaser and (b) SCC is provided with a written assignment and assumption agreement, reasonably acceptable to SCC, executed by Purchaser and such assignee and pursuant to which such assignee assumes all of Purchaser's rights, duties and obligations under the Transaction Agreements. Any such permitted assignment and assumption shall not relieve Purchaser or any of its duties or obligations under any of the Transaction Agreement: Notwithstanding anything herein to the contrary, Purchaser shall be permitted to assigns, as collateral, all, but not less than all, of its rights, duties and obligations under the Transactional Agreements to an institutional lender holding a first priority perfected security interest in substantially all of Purchaser's assets, which institutional lender shall not be required to provide SCC with a written assignment and assumption agreement, as set forth in clause (b) above of this section. Any purported assignment by Purchaser in violation of the requirements of this section shall be void ab initio.

         7.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). SCC agrees that:

                 (a) in the event of any Breach or threatened Breach by SCC of any covenant, obligation or other provision set forth in this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decrease or order of specific performance or mandamus to enforce the observance and performance of such covenant obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

                 (b) neither Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         7.12 Waiver.

                 (a) Except as expressly set forth herein, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                 (b) Except as expressly set forth herein, no Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under



                                      28.

this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                 7.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and SCC.

                 7.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                 7.15     PARTIES IN INTEREST.  Except for the provisions of
Section 5 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

                 7.16 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         7.17    CONSTRUCTION.

                 (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 (b) The parties hereto agree that any rule of conduction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                 (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                 (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         7.18 SURVIVAL POST-CLOSING. Any provisions of this Agreement, or any other Transactional Agreement, which require observance or performance after Closing shall survive





                                      29.

Closing and shall continue to be binding on the parties hereto, subject to and in accordance with the other terms and conditions of this Agreement and the other Transactional Agreements.





                                      30.

         The parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the dale first written above.

"PURCHASER":                            24 HOUR FITNESS, INC.
                                        a California corporation


                                        By:  /s/ [GILBERT K. FREEMEN]
                                            ---------------------------------
                                                 Gilbert K. Freemen
                                                 Chief Financial Officer

"COMPANY":                              THE SPORTS CONNECTION HOLDING
                                        COMPANY, a California corporation

                                        By:  /s/ [D. MICHAEL TALLA]
                                            ---------------------------------
                                                 D. Michael Talla
                                                 Chief Executive Officer

"SCC":                                  THE SPORTS CLUB COMPANY, INC.
                                        a Delaware corporation


                                        By:  /s/ [D. MICHAEL TALLA]
                                            ---------------------------------
                                                 D. Michael Talla
                                                 Chief Executive Officer




                            ASSET PURCHASE AGREEMENT

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         1. ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                 (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the Ordinary Course of Business);

                 (b) the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or
(iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company; or

                 (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

         2. ADA SUIT. "ADA Suit" shall mean Lindsey et al. v. Bally Total Fitness Corp. et al., U.S. District Court No. 96-0138-MRP (VAPx).

         3.      AFFILIATE.  "Affiliate" shall mean and include:

                          (i)     any current or former shareholder, director
or officer of the Company;

                          (ii)    any sibling, uncle, aunt, niece or nephew of
any person described in clause (i);

                          (iii)   any ancestor or lineal descendant of any
person described in clauses (i) or (ii);

                          (iv)    any current or former spouse of any person
described in clauses (i), (ii) or (iii) or any person who is a member of the same household of the person described in clauses (i), (ii) or (iii) or who has resided with such person for more than 10 days in any calendar year,

                          (v) any ancestor or lineal descendant of any person
described in clauses (i), (ii), (iii) or (iv);

                          (vi) any entity or person in which any of the
foregoing have a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).





                                       1.

         4. ASSUMED CONTRACTS. "Assumed Contracts" shall have the meaning set forth in Section l.1(d).

         5. ASSUMED LIABILITIES. "Assumed Liabilities" shall have the meaning set forth in Section 1.3.

         6. BALLY'S. "Bally's" shall mean Bally's S.C. Management Inc. and its affiliates.

         7. BILLY'S AGREEMENTS. "Bally's Agreements" shall mean each Sports Connection Contract with Bally's, including, the following:

                 (a) Master Agreement by and between Bally's Health and Tennis Corporation, Health and Tennis Corporation of America, Bally's S.C. Management, Inc., Talla Holding Company, The Sports Connection/Santa Monica, Ltd., TDC, Ltd., The Sports Connection/Long Beach Ltd., The Sports Connection/Beverly Hills, Ltd., The Sports Connection/Costa Mesa, Ltd., The Sports Connection-Valley, Ltd. and The Sports Connection/Howard Hughes Center, Ltd., dated January 22, 1993.

                 (b) Side letter dated January 22, 1993 regarding upgrade fees.

                 (c) Management Agreement, dated as of March 1, 1993, by and between Sports Connection-Valley, Ltd. and Bally's S.C. Management, Inc.

                 (d) Management Agreement, dated as of March 1, 1993, by and between Howard Hughes Center and Bally's S.C. Management, Inc.

                 (e) B.T. Howard Hughes Center Partnership Agreement between Bally's HHC Partner, Inc. and The Sports Connection/Howard Hughes Center, Ltd. dated as of March 1, 1993.

                 (f) Management Agreement, dated as of March 1, 1993, between The Sports Connection/Santa Monica and Bally's S.C. Management, Inc.

                 (g) Management Agreement, dated as of March 1, 1993, by and between TDC, Ltd. and Bally's S.C. Management, Inc.

                 (h) Management Agreement, dated as of March 1, 1993, by and between The Sports Connection/Long Beach and Bally's S.C. Management, Inc.

                 (i) Management Agreement, dated as of March 1, 1993, by and between the Sports Connection/Beverly Hills and Bally's S. C. Management, Inc.

                 (j) Management Agreement, dated as of March 1, 1993, by and between The Sports Connection/Costa Mesa and Bally's S.C. Management, Inc.

                 (k) Agreement for Employment of Health and Tennis Corporation of America to Perform Administrative, Accounting and Membership contract and Collection Services dated





                                       2.

March 1, 1993, by and among Health and Tennis Corporation of America and The Sports Connection/Santa Monica.

                 (l) Agreement for Employment of Health and Tennis Corporation of America to perform administrative, accounting and membership contract and collection services dated March 1, 1993, by and among Health and Tennis Corporation of America and The Sports Connection/TDC, Ltd.

                 (m) Agreement for Employment of Health and Tennis Corporation of America to perform administrative, accounting and membership contract and collection services dated March 1, 1993, by and among Health and Tennis Corporation of America and The Sports Connection/Long Beach.

                 (n) Agreement for Employment of Health and Tennis Corporation of America to perform administrative, accounting and membership contract and collection services dated March 1, 1993, by and among Health and Tennis Corporation of America and the Sports Connection/Beverly Hills.

                 (o) Agreement for Employment of Health and Tennis Corporation of America to perform administrative, accounting and membership contract and collection services dated March 1, 1993, by and among Health and Tennis Corporation of America and The Sports Connection/Costa Mesa.

                 (p) Agreement for Employment of Health and Tennis Corporation of America to perform administrative, accounting and membership contract and collection services dated March 1, 1993, by and among Health and Tennis Corporation of America and The Sports Connection-Valley, Ltd.

                 (q) Agreement for Employment of Health and Tennis Corporation of America to perform administrative, accounting and membership contract and collection services dated March 1, 1993, by and among Health and Tennis Corporation of America and The Sports Connection/Howard Hughes Center.

                 (r)      Third Party Consent/Estoppel Letters - Santa Monica.

                 (s)      Third Party Consent/Estoppel Letters - South Bay.

                 (t)      Third Party Consent/Estoppel Letters - Costa Mesa.

                 (u)      Third Party Consent/Estoppel Letters - Long Beach.

                 (v) Amendment to Memorandum of Lease among Howard Hughes Properties, Limited Partnership, The Sports Connection/Howard Hughes Center, Ltd., and B.T. Howard Hughes Center Partnership, recorded with the Registrar/Recorder of Los Angeles County, California on February 16, 1994, Instrument No. 94-331295.





                                       3.

                 (w) Assignment of Lease among Howard Hughes Properties, Limited Partnership, The Sports Connection/Howard Hughes Center, Ltd., and B.T. Howard Hughes Center Partnership, dated as of February 4, 1994.

                 (x) Assignment by The Sports Connection - Valley, Ltd., of its right to Bally's 50% joint venture interest in B.T. Howard Hughes Center Partnership to The Sports Connection/Howard Hughes Center, dated as of February 4, 1994.

                 (y) Assignment and Assumption Agreement between The Sports Connection/Howard Hughes Center, Ltd., and Bally's HHC Partner, Inc.

                 (z) Bill of Sale (liquidating distributions) of the 50% partnership interest in The Sports Connection/Howard Hughes Center (and all other assets) by The Sports Connection Valley, Ltd., to its partners (47.5%) to Sports Club, Inc. and 2.5% to Licklider Trust), dated as of February 4, 1994.

                 (aa) Landlord approval from Howard Hughes Properties, Limited Partnership.

                 (bb) Assignment and Bill of Sale from The Sports Connection - Valley, Ltd., to Holiday Spa Health Clubs of California executed February 4, 1994.

                 (cc) Assignment and Assumption of Lease dated February 4, 1994 among BA Mortgage and International Realty Corporation, The Sports Connection - Valley, Ltd., and Holiday Spa Health Clubs of California.

                 (dd) January 26, 1994 Landlord Estoppel and Consent Certificate from BA Mortgage and International Realty Corporation; Supplemental Landlord Estoppel and Consent Certificate.

                 (ee) Letter agreement regarding Assignment and Assumption of Equipment Leases Encino Sports Connection.

         8. BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach or failure.

         9. CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         10. CLOSING. "Closing" shall have the meaning specified in Section 1.6(a) of the Agreement.

         11. CLOSING DATE. "Closing Date" shall mean the date on which the Closing shall occur.





                                       4.

         12. CLUB OR CLUBS. "Club" shall mean each Sports Connection Club, except The Sports Connection/South Bay, owned by, or operated by or on behalf of, the Company (collectively, the "Clubs"). Each individual Club may be referred to from time to time herein as follows: (a) the "Costa Mesa Club" shall mean The Sports Connection/Costa Mesa; (b) the "Long Beach Club" shall mean The Sports Connection/Long Beach, (c) the "Santa Monica Club" shall mean "The Sports Connection/Santa Monica; and (d) the "Wm Hollywood Club" shall mean The Sports Connection/West Hollywood.

         13. CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         14. COMPANY. "Company" shall mean The Sports Connection Holding Company, a California corporation.

         15. COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than the Company) that are engaged in businesses similar to the Company's business.

         16. CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         17. CONTRACT. "Contract" shall mean any agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         18. DAMAGES. "Damages" shall mean any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, reasonable cost (including any reasonable cost of investigation) or reasonable expense of any nature.

         19. DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of the Company and SCC, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         20. ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, right of possession, lease, tenancy, license, Order, option, right of first refusal, imperfection of title, or Tax; provided, Encumbrance shall not include publicly recorded Encumbrances (i) that are not liens, (ii) that do not restrict or affect the intended use of the Purchased Assets, (iii) Taxes that are not yet due and payable other than such Taxes, which shall be pro rated between Purchaser, on one hand, and SCC and the Company, on the other, pursuant to
Section 1.12 of the Agreement, or (iv) that are liens imposed on the real property underlying the Real Property Leases to secure indebtedness incurred by a party other than the Company, SCC or any affiliate thereof. "Encumbrance" shall also not include that certain deed of trust securing indebtedness in the aggregate principal amount of $7,320,000 owed by West Hollywood Development Co., as landlord of the West Hollywood Club, to TOPA Savings Bank, which is subject to the West Hollywood Nondisturbance Agreement.





                                       5.

         21. ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability company, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         22. ENVIRONMENTAL LAW. "Environmental Law" shall mean CERCLA, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 1100 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Sections 1001 et seq., the Hazardous Materials Transportation Act, as amended, 42 U.S.C. Sections 1801 et seq., Proposition 65 (California Health & Safety Code) Sections 25249.5 et seq., and the corresponding regulations, state laws and regulations, local ordinances and permit requirements which may be applicable.

         23. EXCLUDED ASSETS. "Excluded Assets" shall have the meaning as set forth in Section 1.2.

         24. EXCLUDED CONTRACT. "Excluded Contract" shall mean any Sports Connection Contract, other than the Membership Agreements, that:

                 (a) The Company has entered into in the Ordinary Course of Business;

                 (b) has a term of less than 30 days or may be terminated by the Company (without penalty) within 30 days after the delivery of a termination notice by the Company; and

                 (c) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

         25. FACILITIES SCHEDULE. "Facilities Schedule" shall have the meaning specified in Section 2.5(b) of the Agreement.

         26. FISCAL 1995 BALANCE SHEET. "Fiscal 1995 Balance Sheet" shall have the meaning specified in Section 2.2(a)(i) of the Agreement.

         27. GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the applicable financial statements were prepared.

         28. GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

                 (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issuable or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                 (b)      right under any Contract with any Governmental Body.





                                       6.

         29.     GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

                 (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                 (b) federal, state, local, municipal, foreign or other government;

                 (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                 (d)      multi-national organization or body; or

                 (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         30.     HAZARDOUS MATERIAL.  "Hazardous Material" shall mean:

                 (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                 (b) any waste, gas or other substance or material that is explosive or radioactive;

                 (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any Environmental Law (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

                 (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

                 (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         31. INDEMNITEES. "Indemnitees" shall as the context may indicate sometimes refer to either the Purchaser Indemnitees or the Seller Indemnitees, or both.

         32. KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter only if:





                                       7.

         (a) such individual is actually aware of such fact or other matter, or

         (b) it is disclosed in the Agreement, the Disclosure Schedule or any Transactional Agreement.

In the case of the Company or SCC, the Company and SCC shall be deemed to have "Knowledge" of a particular fact or other matter only if any of D. Michael Talla, John Gibbons, Timothy O'Brien, Mark Spino, Julie Adams, John Dwyer, Cary Gaan, Sonny Reasnor or Karen Reallings has Knowledge of such fact or other matter.

In the case of the Purchaser, the Purchaser shall be deemed to have "Knowledge" of a particular fact or other matter only if any of Leonard B.C. Schlemm, Mark Mastrov or Gilbert K. Freeman has Knowledge of such fact or matter.

         33. LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         34. LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         35. MEMBER. "Member" shall mean an individual who as of the Closing Date is a member in good standing of one of the Clubs under the terms of a valid Membership Agreement, including without limitation each person named in the list of Members provided to Purchaser and attached to PART 2.5 of the Disclosure Schedule.

         36. MEMBERSHIP AGREEMENT. "Membership Agreement" shall mean any written agreement between a Member and, or on behalf of, the Company pursuant to which such Member is entitled to use of the facilities and services of the Company at one of the Clubs.

         37.     ORDER.  "Order" shall mean any:

                 (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                 (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.





                                       8.

         38. ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                 (a) such action is taken in the ordinary course of the Company's normal day-to-day operations;

                 (b) such action is taken in accordance with sound and prudent business practices; and

                 (c) such action is not required to be authorized by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors and does not require any other separate or special authorization of any nature.

         39. PERSON. "Person" shall mean any individual, Entity or Governmental Body.

         40. PERSONAL PROPERTY LEASES. "Personal Property Leases" shall have the meaning set forth in Section 1.1(b).

         41. PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation brought, conducted or heard by or before, or that otherwise involves, any Governmental Body, judge, arbitrator or arbitration panel.

         42. PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, franchise, system. computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         43. PURCHASE PRICE. "Purchase Price" shall mean the consideration payable to the Company pursuant to Section 1.5.

         44. PURCHASED ASSETS. "Purchased Assets" shall have the meaning set forth in Section 1.1.

         45. PURCHASER. "Purchaser" shall mean 24 Hour Fitness, Inc., a California corporation.

         46. PURCHASER INDEMNITIES. "Purchaser Indemnitees" shall mean the following Persons:

                 (a)      Purchaser;

                 (b)      Purchaser's current and future affiliates;





                                       9.

                 (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                 (d) the respective successors and permitted assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

         47. PURCHASER TRANSACTION COSTS. "Purchaser Transaction Costs" shall have the meaning specified in Section 7.2(b) of the Agreement.

         48. REAL PROPERTY LEASES. "Real Property Leases" shall have the meaning set forth in Section 1.1(a).

         49. RELATED PARTY. Each of the following shall be deemed to be a "Related Party";

                 (a)      SCC.

                 (b) each individual who is, or who has been within the past twelve (12) months, an officer of the Company or of any of its predecessors in interest;

                 (c)      each member of the family of each of the individuals
referred to in clauses "(a)" and "(b)" above;   and

                 (d) any Entity (other than the Company) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which mom than one of such individuals collectively hold), beneficially or otherwise, are material voting, proprietary or equity interest.

         50. REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. SCC and all other Related Parties shall be deemed to be

"'Representatives" of the Company.

         51. SANTA MONICA ORDER. "Santa Monica Order" shall mean that certain letter, dated March 9, 1993, to the City of Santa Monica from Talla Holding Company regarding a sale of the Santa Monica Club.

         52. SELLER INDEMNITEES. "Seller Indemnities" shall mean the following Persons:

                 (a)      the Company;

                 (b)      SCC;

                 (c)      the Company's current and future affiliates;

                 (d)      SCC's current and future affiliates;

                 (e) the respective Representatives of the Persons referred to in clauses "(a)" through "(d)" above; and





                                      10.

         (f) the respective successors and permitted assigns of the Persons referred to in clauses "(a)" through "(e)" above.

         53. SOUTH BAY LEASE. "South Bay Lease" shall mean that certain Lease dated December 13, 1978 ("Lease") between Del Amo Associates, a partnership (the "Original Landlord"), and Del Amo Pro Athletic Club, a limited partnership, (the "Original Tenant"), for those premises in the city of Torrance, County of Los Angeles, State of California, commonly known as 21345 Hawthorne Blvd., Torrance, California 90503, as amended by a First Amendment to Lease dated as of December 13, 1978 between Original Landlord and Original Tenant; a Second Amendment to Lease dated as of July 23, 1979 between Original Landlord and Original Tenant; a Third Amendment of Building Lease to Lease dated as of February 18, 1981 between Landlord an Original Tenant, which lease was assigned to TDC, Ltd. ("TDC"), a California limited partnership, pursuant to an Assignment of Lease dated as of September 26, 1998 by and between Original Tenant, as assignor and TDC, as assignee, which assignment was consented to by Endowment and Foundation Realty Ltd. - JMB II, a successor-in-interest to the Original Landlord. TDC assigned its entire right, title and interest in such lease to the Company pursuant to an Assignment of Lease dated as of October 20, 1994 by and between Endowment and Foundation Realty Ltd.-JMB-II, as Landlord, TDC and the Company.

         54. SPECIFIED CONTRACTUAL LIABILITIES. "Specified Contractual Liabilities" shall mean the obligations of the Company under the Assumed Contracts, but only to the extent such obligations notwithstanding anything in the Transactional Agreements to the contrary (a) arise after the Closing Date,
(b) do not arise from or relate to any breach by, or on behalf of, the Company of any provision of any of such contracts, (c) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such contracts, and (d) are ascertainable (in nature and amount) solely by reference to the express terms of such contacts; provided, however, that notwithstanding anything contained in the Agreement, the "Specified Contractual Liabilities" shall not include and Purchaser shall not be required to assume or to perform or discharge:

                          (i)     any Liability with respect to any accounts
payable or any short-term or long-term indebtedness of the Company;

                          (ii)    any Liability of the Company arising from or
relating to any action taken by the Company, or any failure on the part of the Company to take any action, at any time prior to, on or after the Closing Date;

                          (iii)   any Liability or the Company arising from or
relating to (x) any services performed or provided by the Company or SCC, or
(y) any claim, Order or Proceeding against the Company;

                          (iv)    any Liability of the Company or SCC for the
payment of any Tax,





                                      11.

                          (v)     any Liability of the Company or SCC to any
employee of former employee of the Company (whether for salaries, wages, severance pay, vacation pay, benefits or other compensation);

                          (vi)    any Liability under any Contact, if (x) an
accurate and complete copy of such Contract and all amendments thereto shall not have been furnished to Purchaser by the Company prior to the Closing Date, or
(y) the Company shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to Purchaser of any rights or obligations under such Contract;

                          (vii)   any obligation of either the Company or SCC
to indemnify or defend any other Person against or in connection with any infringement claim or similar claim;

                          (viii)  any Liability that is inconsistent with or
that constitutes an inaccuracy in, or that arises or exists by virtue of any Breach of, any covenant or obligation of the Company or SCC;

                          (ix)    any Liability arising under or related to
that certain Settlement Agreement and Release of All Claims entered into by the Company and SCC in connection with the ADA Suit; or

                          (x)     any other Liability that is not specifically
included in the "Specified Contractual Liabilities" or otherwise is not expressly assumed by Buyer in the Agreement.

         55. SPORTS CONNECTION CONTRACT. "Sports Connection Contract" shall mean any Contract:

                 (a)      to which the Company is a party;

                 (b) by which the Company or any of its assets is bound or under which the Company has any obligation; or

                 (c)      under which the Company has any right or interest.

         56. SPORTS CONNECTION FINANCIAL STATEMENTS. "Sports Connection Financial Statements" shall have the meaning specified in Section 2.2(a) of the Agreement.

         57. SPORTS CONNECTION TRANSACTION COSTS. "Sports Connection Transaction Costs" shall have the meaning specified in Section 7.2(a) of the Agreement.

         58. TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), (a) imposed, assessed or collected by or under the





                                      12.

authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         59. TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean:

                 (a)      the Agreement;

                 (b) the Bill of Sale referred to in Section 1.6(b)(i) of the Agreement;

                 (c) the Assumption Agreement referred to in Section 1.5 of the Agreement,

                 (d) each Assignment of Lease referred to in Section 1.5 of the Agreement;

                 (e) the Noncompetition Agreement referred to in Section 1.6(b)(ii) of the Agreement;

                 (f) the landlord estoppel certificates and landlord consents referred to in Section 1.6(b)(v);

                 (g) the Memoranda of Leases referred to in Section 6.2(a) of the Agreement;

                 (h) the concession agreements referred to in Section 1.6(b)(viii);

                 (i) Amendment No. 6 to the Santa Monica Real Property lease referred to in Section 1.6(b)(ix); and

                 (j) Fifth Amendment to the West Hollywood Real Property Lease referred to in Section 1.6(b)(xi).

         60. TRANSACTION COSTS. "Transaction Costs" shall mean all fees, costs and expenses (including all legal, auditing and accounting expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of any party hereto in connection with:

                 (a) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions;

                 (b) the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business;

                 (c) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;

                 (d) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and





                                      13.

                 (e)      the consummation and performance of the Transactions.

         61. TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                 (a)      the Acquisition in accordance with the Agreement; and

                 (b) the performance by the Company, SCC and Purchaser of their respective obligations under the Transactional Agreements and the exercise by the Company, SCC and Purchaser of their respective rights under the Transactional Agreements.

         62. WEST HOLLYWOOD NONDISTURBANCE AGREEMENT. "West Hollywood Nondisturbance Agreement" shall mean that certain Subordination, Nondisturbance and Attornment agreement, dated as of October 30, 1992 by and among West Hollywood Development Co., a California limited partnership, as landlord, the Company, as tenant, and TOPA Savings Bank, a federal savings bank, formerly known as Bel-Air Savings and Loan Association, as lender, a true and complete copy of which has been provided to Purchaser.





                                      14.